STORAGE
RIGHTSPACE STORAGE
SELF STORAGE
CROWN VALLEY SELF STORAGE
NATIONAL STORAGE
AFFILIATES

Earnings Release and Supplemental Financial Information
First Quarter 2016

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Self Storage Property Portfolio

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Same Store Performance Summary

16	Schedule 6 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

17	Schedule 7 - Selected Financial Information

18	Glossary

May 9, 2016

National Storage Affiliates Trust Reports First Quarter 2016 Results; Core FFO per Share Increases 19.0%; Same Store NOI Increases 11.3%; Acquired 17 Self Storage Properties
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2016 results.
Key Highlights

•
Core funds from operations ("Core FFO") was $12.5 million, or $0.25 per share, for the first quarter of 2016, an increase of 19.0% per share compared to Core FFO of $4.4 million, or $0.21 per share, for the first quarter of 2015.

•	Net operating income ("NOI") was $26.4 million for the first quarter of 2016, an increase of 42.9% compared to NOI of $18.4 million for the first quarter of 2015.

•	Same store NOI was $20.4 million for the first quarter of 2016, an increase of 11.3% compared to same store NOI of $18.3 million for the first quarter of 2015.

•	Same store total revenue was $30.5 million for the first quarter of 2016, an increase of 9.1% compared to same store total revenue of $28.0 million for the first quarter of 2015.

•	Acquired 17 self storage properties during the first quarter of 2016 for approximately $89 million.

Arlen Nordhagen, Chief Executive Officer, commented, "NSA kicked off 2016 with robust first quarter results. Same store average occupancy was up 440 basis points year-over-year, which drove same store revenue growth of 9.1% and same store NOI growth of 11.3%. We are very pleased that the combination of our expanded portfolio and solid property operating results produced first quarter Core FFO per share of $0.25, an increase of 19% over the same period last year. Our acquisition activity has exceeded our expectations as we closed on 17 self storage properties during the first quarter of 2016."

Mr. Nordhagen continued, "Second quarter 2016 is also producing strong results. The addition of our seventh Participating Regional Operator ("PRO"), Hide-Away Storage Services, Inc. ("Hide-Away"), on April 1, demonstrates our ability to continue to grow our PRO network, expanding our portfolio of self storage properties. Since March 31st, we have already acquired an additional 22 properties, including 14 properties from Hide-Away. Year to date, we have invested over $260 million in self storage property acquisitions, adding over 2.7 million rentable square feet, which equates to more than a 17% increase in the Company's geographic footprint since December 31, 2015. Finally, we recently increased our balance sheet flexibility by expanding and extending our credit facility, positioning the Company well for its planned future growth.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2016	2015
Net income (loss)	$4,802	$(2,771)

Funds From Operations ("FFO")	11,238	3,760
Add back acquisition costs and organizational and offering expenses	1,288	657
Core FFO	$12,526	$4,417

Earnings (loss) per share - basic	$0.10	$—
Earnings (loss) per share - diluted	$0.07	$—

FFO per share and unit	$0.23	$0.18
Core FFO per share and unit	$0.25	$0.21

FFO was $11.2 million, or $0.23 per share, for the first quarter of 2016, compared to FFO of $3.8 million, or $0.18 per share, for the first quarter of 2015, an increase of 27.8% per share. Core FFO was $12.5 million, or $0.25 per share for the first quarter of 2016, an increase of 19.0% per share compared to Core FFO of $4.4 million, or $0.21 per share, for the first quarter of 2015. The increases in FFO and Core FFO were primarily the result of $5.1 million of incremental NOI from 52 self storage properties acquired between April 1, 2015 and December 31, 2015, same store NOI growth of $2.1 million, and reductions in interest expense.
Net income was $4.8 million for the first quarter of 2016, compared to a net loss of $2.8 million for the first quarter of 2015, an increase of $7.6 million. The increase was primarily due to NOI from self storage property acquisitions and reductions in interest expense, partially offset by increases in depreciation and amortization.
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined and reconciled to their most directly comparable GAAP measure in the Schedules to this press release and in the supplemental financial information.
Total Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2016	2015	Growth
Total revenue	$39,649	$28,291	40.1%
Property operating expenses	13,277	9,842	34.9%
Net Operating Income (NOI)	$26,372	$18,449	42.9%

Average Occupancy	88.7%	84.8%	3.9%
Average annualized rental revenue per occupied square foot	$10.63	$10.41	2.1%
NSA's total portfolio included 293 self storage properties encompassing approximately 16.8 million rentable square feet with period-end occupancy of 89.4% as of March 31, 2016.

Total revenues were $39.6 million for the first quarter of 2016, an increase of 40.1% compared to total revenues of $28.3 million for the first quarter of 2015. Revenue increases were predominately driven by $8.7 million of incremental revenue from 69 self storage properties acquired between April 1, 2015 and March 31, 2016 and a $2.5 million increase in same store total revenues, as discussed in greater detail below.
Total property operating expenses were $13.3 million for the first quarter of 2016, an increase of 34.9% compared to total property operating expenses of $9.8 million for the first quarter of 2015. The increase in property operating expenses was the result of $2.9 million of incremental property operating expenses from 69 self storage properties acquired between April 1, 2015 and March 31, 2016 and an increase of $0.5 million in same store property operating expenses.
The increases in total revenues and property operating expenses resulted in total portfolio NOI of $26.4 million for the first quarter of 2016, an increase of 42.9% compared to total portfolio NOI of $18.4 million for the first quarter of 2015.
Same Store Operating Results

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2016	2015	Growth
Total revenue	$30,500	$27,966	9.1%
Property operating expenses	10,141	9,676	4.8%
Net Operating Income (NOI)	$20,359	$18,290	11.3%
NOI Margin	66.8%	65.4%	1.4%

Average Occupancy	89.2%	84.8%	4.4%
Average annualized rental revenue per occupied square foot	$10.80	$10.39	3.9%
NSA's same store portfolio included 222 self storage properties encompassing approximately 12.3 million rentable square feet with period-end occupancy of 89.8% as of March 31, 2016.
Same store total revenues were $30.5 million for the first quarter of 2016, an increase of 9.1% compared to $28.0 million for the first quarter of 2015. Revenue increases were driven by a 440 basis point increase in average occupancy for the first quarter of 2016 compared to the first quarter of 2015, combined with a 3.9% increase in average annualized rental revenue per occupied square foot compared to the prior year. Same store property operating expenses were $10.1 million for the first quarter of 2016, an increase of 4.8% compared to total property operating expenses of $9.7 million for the first quarter of 2015.
The increases in same store total revenues and property operating expenses resulted in same store NOI of $20.4 million for the first quarter of 2016, an increase of 11.3% compared to same store NOI of $18.3 million for the first quarter of 2015.
Investment Activity
During the first quarter of 2016, NSA invested approximately $89 million in the acquisition of 17 self storage properties located throughout six states. These first quarter acquisitions encompass approximately 1.1 million rentable square feet configured in over 7,600 storage units.

Subsequent to March 31, 2016, NSA acquired 22 self storage properties for a total investment of approximately $174 million, encompassing approximately 1.7 million rentable square feet configured in approximately 15,600 storage units. These acquisitions included a portfolio of 14 self storage properties from parties related to Hide-Away of Sarasota, Florida, culminating in the addition of Hide-Away as the Company's seventh PRO.
Debt and Credit Facility Activity
At March 31, 2016, the Company had approximately $630 million of total principal debt outstanding including approximately $260 million of outstanding debt under its revolving line of credit. On May 6, 2016, the Company entered into an amendment with a syndicated group of lenders to modify its credit facility, increasing the total capacity to $675 million, bringing terms to market and extending the maturities. The Company reallocated $325 million of its borrowings to five and six year term loan tranches with $182 million that remains outstanding under its revolving line of credit as of May 6, 2016.
Dividends
On February 25, 2016, NSA's Board of Trustees declared a quarterly cash dividend of $0.20 per common share which was paid on March 30, 2016 to holders of record at March 15, 2016.
2016 Guidance Update
The following outlines updates to the Company's estimates for the year ended December 31, 2016:

•	Same store NOI growth of 7.5% to 9.5%

•	Acquisitions of $400 million to $550 million

•	Core FFO per share of $1.04 to $1.08
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 9, 2016.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Tuesday, May 10, 2016 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, May 10, 2016, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014

Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13613621
A replay of the call will be available for one week through Tuesday, May 17, 2016. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to present at the upcoming NAREIT REITWeek 2016 Investor Forum in New York, New York on June 8, 2016.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently owns and operates 315 self storage properties located in 18 states with approximately 18.5 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the Russell 2000 Index of Companies.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions. For a further list and description of such risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2016, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations

Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
REVENUE
Rental revenue	$38,501	$27,418
Other property-related revenue	1,148	873
Total revenue	39,649	28,291
OPERATING EXPENSES
Property operating expenses	13,277	9,842
General and administrative expenses	4,335	3,613
Depreciation and amortization	10,892	9,877
Total operating expenses	28,504	23,332
Income from operations	11,145	4,959
OTHER INCOME (EXPENSE)
Interest expense	(4,941)	(6,982)
Acquisition costs	(1,288)	(599)
Organizational and offering expenses	—	(58)
Non-operating expense	(114)	(91)
Other income (expense)	(6,343)	(7,730)
Net income (loss)	4,802	(2,771)
Net (income) loss attributable to noncontrolling interests	(2,592)	2,771
Net income (loss) attributable to National Storage Affiliates Trust	$2,210	$—

Earnings (loss) per share - basic	$0.10	$—
Earnings (loss) per share - diluted	$0.07	$—

Weighted average shares outstanding - basic	23,005	1
Weighted average shares outstanding - diluted	67,994	1

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Real estate
Self storage properties	$1,234,541	$1,147,201
Less accumulated depreciation	(76,810)	(68,100)
Self storage properties, net	1,157,731	1,079,101
Cash and cash equivalents	8,489	6,665
Restricted cash	2,889	2,712
Debt issuance costs, net	1,530	1,923
Other assets, net	9,215	8,648
Total assets	$1,179,854	$1,099,049
LIABILITIES AND EQUITY
Liabilities
Debt financing	$634,312	$567,795
Accounts payable and accrued liabilities	14,380	9,694
Deferred revenue	6,058	5,513
Total liabilities	654,750	583,002
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 23,023,841 and 23,015,751 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	230	230
Additional paid-in capital	239,014	236,392
Retained (deficit) earnings	(2,384)	11
Accumulated other comprehensive loss	(693)	—
Total shareholders' equity	236,167	236,633
Noncontrolling interests	288,937	279,414
Total equity	525,104	516,047
Total liabilities and equity	$1,179,854	$1,099,049

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income (Loss) to FFO and Core FFO

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$4,802	$(2,771)
Add (subtract):
Real estate depreciation and amortization	10,779	9,806
FFO attributable to subordinated performance unitholders (1)	(4,343)	(3,275)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	11,238	3,760
Add:
Acquisition costs	1,288	599
Organizational and offering expenses	—	58
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$12,526	$4,417

Weighted average shares and units outstanding - FFO and Core FFO: (2)
Weighted average shares outstanding - basic	23,005	1
Weighted average restricted common shares outstanding	16	—
Weighted average OP units outstanding	22,235	19,205
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,386
Weighted average LTIP units outstanding (3)	2,456	—
Total weighted average shares and units outstanding - FFO and Core FFO	49,547	20,592

FFO per share and unit	$0.23	$0.18
Core FFO per share and unit	$0.25	$0.21

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote (4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) LTIP units have been excluded from the calculations of weighted average shares and units outstanding prior to April 28, 2015 because such units did not participate in distributions prior to the Company’s initial public offering.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2016	2015
Earnings (loss) per share - diluted	$0.07	$—
Impact of the difference in weighted average number of shares(4)	0.03	—
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	—	(0.14)
Add real estate depreciation and amortization	0.22	0.48
FFO attributable to subordinated performance unitholders	(0.09)	(0.16)
FFO per share and unit	0.23	0.18
Add acquisition costs and organizational and offering expenses	0.02	0.03
Core FFO per share and unit	$0.25	$0.21

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares, the treasury stock method for certain unvested LTIP units, and includes the assumption of a hypothetical conversion of subordinated performance units and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information around the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 8 in Item 1 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2016. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests and the application of the two-class method and treasury stock method, as described in footnote (4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$4,802	$(2,771)
Add:
General and administrative expenses	4,335	3,613
Depreciation and amortization	10,892	9,877
Interest expense	4,941	6,982
Acquisition costs	1,288	599
Organizational and offering expenses	—	58
Non-operating expense	114	91
Net Operating Income	$26,372	$18,449

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$4,802	$(2,771)
Add:
Depreciation and amortization	10,892	9,877
Interest expense	4,941	6,982
EBITDA	20,635	14,088
Add:
Acquisition costs	1,288	599
Organizational and offering expenses	—	58
Equity-based compensation expense (1)	598	638
Adjusted EBITDA	$22,521	$15,383

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our consolidated statements of operations.

Supplemental Schedule 3

Self Storage Property Portfolio
(dollars in thousands) (unaudited)

Total Portfolio

	Stores at Period End March 31,		Units at Period End March 31,		Rentable Square Feet at Period End March 31,		Occupancy at Period End March 31,
State	2016	2015	2016	2015	2016	2015	2016	2015	Growth
Oregon	50	50	20,210	19,654	2,523,318	2,467,545	92.5%	90.8%	1.7%
Texas	49	45	18,952	17,503	2,691,717	2,472,261	87.8%	82.8%	5.0%
California	48	28	27,843	16,429	3,550,061	1,978,159	90.7%	84.2%	6.5%
North Carolina	30	19	13,442	8,163	1,655,156	973,183	85.4%	81.8%	3.6%
Oklahoma	29	26	13,563	12,230	1,842,667	1,630,324	87.8%	86.8%	1.0%
Georgia	19	16	6,363	5,289	835,208	676,891	93.9%	88.0%	5.9%
Washington	14	13	4,825	4,517	611,150	569,902	92.5%	89.8%	2.7%
Arizona	13	10	7,295	5,943	836,017	657,815	85.2%	78.1%	7.1%
Colorado	9	8	4,132	3,741	503,696	453,166	94.1%	88.4%	5.7%
New Hampshire	9	3	3,677	1,333	444,375	165,850	88.9%	94.2%	(5.3)%
Indiana	6	—	3,168	—	463,166	—	83.6%	—	—
Louisiana	5	—	2,192	—	298,710	—	81.3%	—	—
South Carolina	4	2	1,210	486	147,530	50,750	93.5%	94.8%	(1.3)%
Other(1)	8	5	3,254	2,192	435,847	294,488	90.7%	68.8%	21.9%
Total/Weighted Average	293	225	130,126	97,480	16,838,618	12,390,334	89.4%	85.5%	3.9%

2016 Acquisition Activity

Acquisitions Closed During the Quarter Ended:				Summary of Consideration
	Stores	Units	Rentable Square Feet		Value of OP Equity	Liabilities Assumed and Repaid	Other Liabilities	Total Investment
				Cash
March 31, 2016(2)	17	7,633	1,070,540	$63,300	$19,068	$5,861	$584	$88,813

(1) Other states in our total portfolio as of March 31, 2016 include Florida, Kentucky, Mississippi and Nevada.
(2) NSA acquired self storage properties located in Colorado, Georgia, Indiana, New Hampshire, Oklahoma and Texas during the quarter ended March 31, 2016.

Supplemental Schedule 4

Debt and Equity Capitalization
As of March 31, 2016
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate (1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	2.04%	1.00	$259,475
Term loan	2.74%	2.00	200,000
Fixed rate mortgages payable	3.97%	5.75	172,201
Total Principal/Weighted Average	2.80%	2.64	631,676
Unamortized debt issuance costs and debt premium, net			2,636
Total Debt			$634,312

Debt Maturities

	Average Effective Interest Rate on Maturing Debt (1)	Maturities as a Percent of Total Debt	Maturities
2016 2Q	—	—	$—
2016 3Q	—	—	—
2016 4Q	2.45%	1.1%	6,892
Total Remainder of 2016	2.45%	1.1%	6,892

2017 1Q	2.06%	42.9%	270,612
2017 2Q	—	—	—
2017 3Q	2.55%	0.3%	1,907
2017 4Q	—	—	—
Total 2017	2.06%	43.2%	272,519

2018	2.75%	32.6%	206,182
2019	—	—	—
2020	3.71%	6.3%	39,747
2021	5.00%	0.6%	4,080
2022	—	—	—
2023	4.44%	12.9%	81,676
2024	4.21%	3.3%	20,580
Total Principal/Weighted Average	2.80%	100.0%	631,676
Unamortized debt issuance costs and debt premium, net			2,636
Total Debt			$634,312

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	6.9x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	3.7x
Total Leverage Ratio		< 60.0%	42.8%
			.
(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.20% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of March 31, 2016
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	23,004,751	23,004,751
Restricted shares	19,090	19,090
Total shares outstanding	23,023,841	23,023,841
Operating partnership units	22,528,274	22,528,274
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	24,363,060	24,363,060
Long-term incentive plan units (2)	2,550,237	2,550,237
Subordinated performance units (3)	9,441,708	12,368,637
DownREIT subordinated performance unit equivalents (3)	4,386,999	5,746,969
Total subordinated partnership units	13,828,707	18,115,606
Total shares and units outstanding	63,765,845	68,052,744

(2) Balances exclude 397,600 long term incentive plan units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.31 OP units based on historical financial information for the trailing twelve months ended March 31, 2016. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. We anticipate that as our CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2016 compared to Three Months Ended March 31, 2015

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	1Q 2016	1Q 2015	Growth	1Q 2016	1Q 2015	Growth	1Q 2016	1Q 2015	Growth	1Q 2016	1Q 2015	Growth
Oregon	49	$7,249	$6,419	12.9%	$2,040	$1,972	3.4%	$5,209	$4,447	17.1%	71.9%	69.3%	2.6%
Texas	45	5,038	4,809	4.8%	1,977	1,836	7.7%	3,061	2,973	3.0%	60.8%	61.8%	(1.0)%
California	27	6,287	5,634	11.6%	2,031	1,883	7.9%	4,256	3,751	13.5%	67.7%	66.6%	1.1%
Oklahoma	25	2,977	2,863	4.0%	990	961	3.0%	1,987	1,902	4.5%	66.7%	66.4%	0.3%
North Carolina	19	1,997	1,950	2.4%	674	689	(2.2)%	1,323	1,261	4.9%	66.2%	64.7%	1.5%
Georgia	16	1,336	1,202	11.1%	560	544	2.9%	776	658	17.9%	58.1%	54.7%	3.4%
Washington	13	1,568	1,397	12.2%	481	459	4.8%	1,087	938	15.9%	69.3%	67.1%	2.2%
Arizona	10	1,758	1,599	9.9%	562	531	5.8%	1,196	1,068	12.0%	68.0%	66.8%	1.2%
Colorado	8	1,204	1,123	7.2%	366	360	1.7%	838	763	9.8%	69.6%	67.9%	1.7%
Other(1)	10	1,086	970	12.0%	460	441	4.3%	626	529	18.3%	57.6%	54.5%	3.1%
Total/Weighted Average	222	$30,500	$27,966	9.1%	$10,141	$9,676	4.8%	$20,359	$18,290	11.3%	66.8%	65.4%	1.4%

		Rentable Square Feet	Average Annualized Rental Revenue per Occupied Square Foot	Occupancy at Period End			Average Occupancy
State	Units		1Q 2016	1Q 2016	1Q 2015	Growth	1Q 2016	1Q 2015	Growth
Oregon	19,644	2,467,713	$12.62	92.9%	90.8%	2.1%	92.0%	89.8%	2.2%
Texas	17,472	2,471,428	9.02	87.4%	82.8%	4.6%	87.4%	82.2%	5.2%
California	15,888	1,942,823	13.56	91.3%	84.0%	7.3%	90.7%	83.6%	7.1%
Oklahoma	11,821	1,573,897	8.39	88.3%	86.8%	1.5%	88.1%	86.5%	1.6%
North Carolina	8,162	973,283	9.61	83.4%	81.8%	1.6%	82.6%	81.4%	1.2%
Georgia	5,280	676,806	8.19	93.5%	88.0%	5.5%	93.0%	87.1%	5.9%
Washington	4,513	568,585	11.82	92.2%	89.8%	2.4%	92.0%	89.1%	2.9%
Arizona	5,940	657,815	12.22	84.6%	78.1%	6.5%	83.5%	78.1%	5.4%
Colorado	3,738	453,166	11.24	94.2%	88.4%	5.8%	92.8%	87.2%	5.6%
Other(1)	3,998	511,791	9.19	91.9%	79.6%	12.3%	90.4%	78.7%	11.7%
Total/Weighted Average	96,456	12,297,307	$10.80	89.8%	85.5%	4.3%	89.2%	84.8%	4.4%

(1) Other states in NSA's same store portfolio include Mississippi, New Hampshire, Nevada and South Carolina.

Supplemental Schedule 6

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended March 31,
	2016	2015
Rental revenue
Same store portfolio	$29,610	$27,103
Non-same store portfolio	8,891	315
Total rental revenue on our statements of operations	38,501	27,418

Other property-related revenue
Same store portfolio	890	863
Non-same store portfolio	258	10
Total other property-related revenue on our statements of operations	1,148	873

Property operating expenses
Same store portfolio	10,141	9,676
Non-same store portfolio	3,136	166
Total property operating expenses on our statements of operations	13,277	9,842

Net operating income for:
Same Store Properties	20,359	18,290
Non-same store Properties	6,013	159
Net operating income	26,372	18,449

General and administrative expenses	4,335	3,613
Depreciation and amortization	10,892	9,877
Income from operations on our statements of operations	$11,145	$4,959

Supplemental Schedule 7

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2016	2015

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$10.80	$10.39
Total portfolio	$10.63	$10.41

Total Portfolio Capital Expenditures

Recurring capital expenditures	$512	$504
Revenue enhancing capital expenditures	—	287
Acquisitions capital expenditures	156	87
Total Portfolio Capital Expenditures	$668	$878

Total portfolio square feet	16,839	12,390
Recurring Capital Expenditures Per Square Foot	$0.03	$0.04

Property Operating Expenses Detail

Store payroll and related costs	$4,018	$2,913
Property tax expense	2,961	2,163
Other property operating expenses	6,298	4,766
Property operating expenses on our statements of operations	$13,277	$9,842

General and Administrative Expenses Detail

Supervisory and administrative expenses	$2,221	$1,618
Equity-based compensation expense	598	638
Other general and administrative expenses	1,516	1,357
General and administrative expenses on our statements of operations	$4,335	$3,613

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ANNUALIZED RENTAL REVENUE: Annualized rental revenue is annualized quarterly total revenue per our statements of operations (which includes fees and is net of any discounts).
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We include amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness and gains (losses) on early extinguishment of debt.
Management uses FFO and Core FFO as a key performance indicator in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.
LTIP UNITS: Long-term incentive plan units.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: We calculate net debt to Adjusted EBITDA as total debt (inclusive of $5.3 million of fair value of debt adjustments and $2.6 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expense, depreciation and amortization, interest expense, loss on early extinguishment of debt, acquisition costs, organizational and offering expenses, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of March 31, 2016, our Company had six PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, and Storage Solutions. On April 1, 2016, the Company completed its acquisition of a portfolio of 14 self storage properties from Hide-Away of Sarasota, Florida, and added Hide-Away as the Company's seventh PRO.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: Our same store portfolio is defined as those properties owned and operated for the entirety of the applicable periods presented, excluding any properties we sold or where we completed a storage space expansion which caused the property's year-over-year operating results to no longer be comparable. Our 2016 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2015, excluding one property where the Company completed a storage space expansion during the year ended December 31, 2015.